Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form F-1 on Form F-3 of Naked Brand Group Limited of our report dated June 14, 2019, relating to the financial statements , which appears in Naked Brand Group Limited ’s Annual Report on Form 20-F for the year ended January 31, 2019 . We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers
Sydney, Australia
June 20 , 2019